Exhibit 99

Jefferies Reports Fiscal First Quarter 2018 Financial Results

NEW YORK--(BUSINESS WIRE)--March 20, 2018--Jefferies Group LLC today announced financial results for its fiscal first quarter 2018.

Highlights for the three months ended February 28, 2018:

  Total Net Revenues of $821 million
  Investment Banking Net Revenues of $434 million
  Total Equities and Fixed Income Net Revenues of $369 million
  Earnings Before Income Taxes of $123 million
  Provisional Tax Cuts and Jobs Act-related charge of $164 million, $108 million of which is non-cash
  Net Loss of $61 million after provisional tax charge of $164 million; without this charge, we would have reported Adjusted Net Earnings of $103 million¹

Rich Handler, Chairman and Chief Executive Officer, and Brian Friedman, Chairman of the Executive Committee, commented: “Our first quarter results reflect continued strong performances in Investment Banking, with net revenues of $434 million, and solid performance in both Equities and Fixed Income, with total revenues of $369 million. Our Investment Banking results reflect a good new-issue equity and debt environment, and another strong quarter in mergers and acquisitions. Fixed Income revenues were a strong $213 million and relatively consistent across the quarter. Our Equities revenues were $156 million. Activity in December and January was strong. Volumes during the first half of February were more muted in a period of increased volatility following a sell-off in the global equity markets. Equity secondary activities have subsequently returned to levels experienced in the first two months of our fiscal year. Our pre-tax income for the first quarter was $123 million and, ignoring the provisional tax charge, we would have reported adjusted net earnings of $103 million¹.”

We incurred a provisional tax charge of $164 million during the quarter as a result of the enactment of the Tax Cuts and Jobs Act (“Tax Act”). Of this amount, $108 million relates to the non-cash write down of our deferred tax asset, reflecting the impact of a lower federal tax rate of 21% on our deferred tax items. The remaining part of the provisional charge relates to a toll charge on the deemed repatriation of unremitted foreign earnings. Excluding this charge plus an unrelated net tax benefit of $13 million during this quarter, which was derived from the resolution of various historic Federal, state and local items, our adjusted effective tax rate would have been approximately 27%¹. Notwithstanding the $164 million charge this quarter, we expect to benefit from a lower U.S. federal corporate tax going forward. Excluding the impact of discrete items and assuming the same mix of pre-tax profits by tax jurisdiction, we would expect our effective tax rate to be about 27% going forward, reflecting the benefit of the lower federal tax rate of 21%. The comparable adjusted effective tax rate for fiscal 2017 was 36%1 (which excludes the benefit of $32 million we realized from the repatriation of earnings and associated foreign tax credits from foreign subsidiaries, which occurred during last year’s first quarter).

On December 1, 2017, we adopted Accounting Standards Update No. 2014-9, Revenue from Contracts with Customers, (“ASU 2014-9” or the “new revenue standard”), which provides accounting guidance on the recognition of revenues from contracts with customers and impacts the presentation of certain revenues and expenses on our income statement. The new revenue standard is applied prospectively from December 1, 2017 and there is no impact on our previously presented results. For further information on the impact of ASU 2014-9, refer to Appendix A attached to this release.

With our adoption of ASU 2014-9, Investment Banking revenues are no longer presented net of the related out- of-pocket deal expenses. As a result, each of our Investment Banking net revenues and Total non-compensation expenses is higher in the first quarter by an identical $32 million, with no net change to our bottom line. We have also made changes and reclassifications to the presentation of our “Revenues by Source” statement on page 5 to better align the manner in which we describe and present the results of our performance. These changes are reflected in our results for the three months ended February 28, 2018 and historical results have been reclassified to conform to this presentation on a comparable basis. For further information on these changes, refer to Appendix B attached to this release.

The attached financial tables should be read in conjunction with our Annual Report on Form 10-K for the year ended November 30, 2017. Amounts herein pertaining to February 28, 2018 represent a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the quarter ended February 28, 2018.

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future results and performance, including our future market share and expected financial results. It is possible that the actual results may differ materially from the anticipated results indicated in these forward-looking statements. Please refer to our most recent Annual Report on Form 10-K for a discussion of important factors that could cause actual results to differ materially from those projected in these forward-looking statements.

Jefferies, the world's only independent full-service global investment banking firm focused on serving clients for over 50 years, is a leader in providing insight, expertise and execution to investors, companies and governments. Our firm provides a full range of investment banking, sales, trading, research and strategy across the spectrum of equities, fixed income and foreign exchange, as well as wealth management, in the Americas, Europe and Asia. Jefferies Group LLC is a wholly-owned subsidiary of Leucadia National Corporation (NYSE: LUK), a diversified holding company.

_____________________

¹	Adjusted financial measures are non-GAAP financial measures. Management believes such measures for the first quarter of 2018 provide meaningful information to investors as they enable investors to evaluate the Company’s results excluding the impact of the provisional tax charge resulting from the Tax Act. In addition, the effective tax rate for the first quarter of 2018 excludes an unrelated net benefit, which was derived from the resolution of various historic Federal, state and local items. Management believes such measure for fiscal 2017 provides meaningful information to investors as they enable investors to evaluate the Company’s results excluding the impact of the repatriation of earnings and associated foreign tax credits from foreign subsidiaries, which occurred during last year’s first quarter. Refer to the Supplemental Schedule on page 4 for a reconciliation of Adjusted measures to the respective direct U.S. GAAP financial measures. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands)
(Unaudited)

	Quarter Ended
	February 28, 2018	November 30, 2017 (1)	February 28, 2017 (1)

Revenues:
Commissions and other fees	$147,902	$155,710	$145,822
Principal transactions (2)	217,473	108,065	221,902
Investment banking (3)	439,991	528,699	408,021
Asset management fees (2)	4,930	4,122	7,981
Interest	257,816	245,278	202,023
Other	18,483	39,625	24,048
Total revenues	1,086,595	1,081,499	1,009,797
Interest expense	265,349	258,889	214,284
Net revenues	821,246	822,610	795,513

Non-interest expenses:
Compensation and benefits	455,633	455,469	460,172

Non-compensation expenses (3):
Floor brokerage and clearing fees	43,819	41,257	45,858
Underwriting costs	14,275	—	—
Technology and communications	69,077	73,817	65,507
Occupancy and equipment rental	24,591	25,759	25,815
Business development	42,107	27,661	22,632
Professional services	30,408	31,167	32,124
Other	18,598	25,200	19,206
Total non-compensation expenses	242,875	224,861	211,142
Total non-interest expenses	698,508	680,330	671,314
Earnings before income taxes	122,738	142,280	124,199
Income tax expense	183,557	52,331	10,179
Net earnings (loss)	(60,819)	89,949	114,020
Net earnings (loss) attributable to noncontrolling interests	(1)	36	1
Net earnings (loss) attributable to Jefferies Group LLC	$(60,818)	$89,913	$114,019

Pretax operating margin	14.9%	17.3%	15.6%
Effective tax rate (4)	149.6%	36.8%	8.2%

(1)	Certain reclassifications within revenue line items have been made for the three month periods ended November 30, 2017 and February 28, 2017. There is no impact on total revenue as a result of these reclassifications. Refer to Appendix B attached to this release for further detail.
(2)	Additionally, we have reorganized the presentation of our gains and losses generated from our capital invested in asset management funds managed by us and related parties. This was previously presented as Asset management: Investment income (loss) from investments in managed funds and is now presented within Principal transactions revenues.
(3)	As a result of the new revenue standard, Investment banking revenues and Total non-compensation expenses for the three months ended February 28, 2018 reflect changes to the presentation of investment banking expenses and reimbursements thereof. This change in presentation resulted in an identical increase of $32.5 million in each of Investment banking net revenues and Total non-compensation expenses during the three months ended February 28, 2018. Refer to Appendix A attached to this release for further details.
(4)	The effective tax rate for the three months ended February 28, 2018 includes a provisional tax charge of $164 million as a result of the Tax Act. The effective tax rate for the three months ended February 28, 2017 reflected a $32 million, or 26%, net tax benefit, which resulted from the repatriation of earnings, along with their associated foreign tax credits, from certain foreign subsidiaries.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED ADJUSTED SELECTED FINANCIAL DATA
(Amounts in Thousands, except where noted)
(Unaudited)

	Quarter Ended February 28, 2018
	GAAP	Adjustments	Adjusted

Net earnings (loss)	$(60,819)	$163,655	$102,836
Effective tax rate	149.6%	(123.1)%	26.5%

	Twelve Months Ended November 30, 2017
	GAAP	Adjustments	Adjusted

Effective tax rate	29.2%	6.3%	35.5%

This presentation of Adjusted financial information is an unaudited non-GAAP financial measure. Adjusted financial information begins with information prepared in accordance with U.S. GAAP and then those results are adjusted to exclude the provisional tax charge of $164 million related to the enactment of the Tax Act in the first quarter of 2018. In addition, the effective tax rate for the first quarter of 2018 excludes an unrelated net benefit of $13 million during this quarter, which was derived from the resolution of various historic Federal, state and local items. The adjusted effective tax rate for fiscal 2017 begins with information prepared in accordance with U.S. GAAP and then those results are adjusted to exclude the benefit of $32 million that we realized from the repatriation of earnings and associated foreign tax credits from foreign subsidiaries, which occurred during last year’s first quarter. The Company believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors as they enable investors to evaluate the Company's results excluding the impact of the provisional tax charge as a result of the enactment of the Tax Act, the resolution of various historic Federal, state and local items and the repatriation of earnings and associated foreign tax credits from foreign subsidiaries. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

JEFFERIES GROUP LLC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Quarter Ended
	February 28, 2018	November 30, 2017 (1)	February 28, 2017 (1)
Net Revenues by Source
Equities	$155,777	$181,055	$155,997
Fixed income	213,053	101,169	221,034
Total sales and trading	368,830	282,224	377,031

Equity (2)	79,840	122,424	61,566
Debt (2)	168,994	174,484	162,628
Capital markets	248,834	296,908	224,194
Advisory (2)	191,157	231,791	183,827
Other investment banking	(6,218)	12,339	3,799
Total investment banking	433,773	541,038	411,820

Other	9,798	1,548	(6,200)

Total Capital Markets	812,401	824,810	782,651

Asset management fees	4,930	4,122	6,807
Investment return	3,915	(6,322)	6,055
Total Asset Management	8,845	(2,200)	12,862

Net revenues	$821,246	$822,610	$795,513

Other Data
Number of trading days	60	63	60
Number of trading loss days	7	5	3

Average firmwide VaR (in millions) (3)	$6.30	$5.29	$10.30

(1)	The presentation of our "Revenue by Source" for the three months ended November 30, 2017 and February 28, 2017 has been reclassified from that previously reported to conform with changes in the manner in which we describe and present the results of our performance as of the first quarter of 2018. For further information, refer to Appendix B attached to this release.
(2)	As a result of the new revenue standard, Investment banking revenues for the three months ended February 28, 2018 reflect changes to the presentation of investment banking expenses and reimbursements thereof. This change in presentation resulted in an increase of $32.5 million in Investment banking net revenues during the three months ended February 28, 2018. Refer to Appendix A attached to this release for further details.
(3)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2017.

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Amounts in Millions, Except Where Noted)
(Unaudited)

	Quarter Ended
	February 28, 2018	November 30, 2017	February 28, 2017

Financial position:
Total assets (1) (9)	$41,163	$39,706	$37,703
Average total assets for the period (1)	$49,105	$47,058	$44,490
Average total assets less goodwill and intangible assets for the period (1)	$47,261	$45,215	$42,644

Cash and cash equivalents (1)	$5,017	$5,164	$4,080
Cash and cash equivalents and other sources of liquidity (1) (2)	$6,335	$6,709	$5,886
Cash and cash equivalents and other sources of liquidity - % total assets (1) (2)	15.4%	16.9%	15.6%
Cash and cash equivalents and other sources of liquidity - % total assets less goodwill and intangible assets (1) (2)	16.1%	17.7%	16.4%

Financial instruments owned (1)	$15,318	$14,193	$13,423
Goodwill and intangible assets (1)	$1,842	$1,843	$1,843

Total equity (including noncontrolling interests) (1) (9)	$5,499	$5,760	$5,472
Total Jefferies Group LLC member's equity (1) (9)	$5,498	$5,759	$5,472
Tangible Jefferies Group LLC member's equity (1) (3) (9)	$3,656	$3,916	$3,629

Level 3 financial instruments:
Level 3 financial instruments owned (1) (4)	$323	$328	$365
Level 3 financial instruments owned - % total assets	0.8%	0.8%	1.0%
Level 3 financial instruments owned - % total financial instruments (1)	2.1%	2.3%	2.7%
Level 3 financial instruments owned - % tangible Jefferies Group LLC member's equity	8.8%	8.4%	10.1%

Other data and financial ratios:
Total long-term capital (1) (5) (9)	$11,991	$11,162	$11,388
Leverage ratio (1) (6)	7.5	6.9	6.9
Tangible gross leverage ratio (1) (7)	10.8	9.7	9.9

Number of trading days	60	63	60
Number of trading loss days	7	5	3
Average firmwide VaR (8)	$6.30	$5.29	$10.30

Number of employees, at period end	3,438	3,450	3,319

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS - FOOTNOTES

(1)	Amounts pertaining to February 28, 2018 represent a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the three months ended February 28, 2018.

(2)	At February 28, 2018, other sources of liquidity include high quality sovereign government securities and reverse repurchase agreements collateralized by U.S. government securities and other high quality sovereign government securities of $930 million, in aggregate, and $388 million, being the estimated amount of additional secured financing that could be reasonably expected to be obtained from our financial instruments that are currently not pledged after considering reasonable financing haircuts. The corresponding amounts included in other sources of liquidity at November 30, 2017 were $1,031 million and $514 million, respectively, and at February 28, 2017, were $1,308 million and $498 million, respectively.

(3)	Tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) represents total Jefferies Group LLC member's equity less goodwill and identifiable intangible assets. We believe that tangible Jefferies Group LLC member's equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible equity, making these ratios meaningful for investors.

(4)	Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.

(5)	At February 28, 2018, November 30, 2017 and February 28, 2017, total long-term capital includes our long-term debt of $6,492 million, $5,403 million and $5,915 million, respectively, and total equity. Long-term debt included in total long-term capital is reduced by the amount of debt maturing in less than one year, as applicable.

(6)	Leverage ratio equals total assets divided by total equity.

(7)	Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible Jefferies Group LLC member's equity. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio.

(8)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2017.

(9)	On December 1, 2017, we adopted ASU 2014-9, which resulted in a reduction of beginning Member's paid in capital of $6.1 million after-tax. Refer to Appendix A attached to this release for further information.

APPENDIX A

JEFFERIES GROUP LLC AND SUBSIDIARIES
IMPACT OF ADOPTING REVENUE RECOGNITION GUIDANCE
(Unaudited)

The adoption of the new revenue standard resulted in a reduction of beginning Member’s paid in capital of $6.1 million after-tax as a cumulative effect of adoption of an accounting change. The impact of adoption is primarily related to 1) investment banking expenses that were deferred as of November 30, 2017 under the previously existing accounting guidance, which would have been expensed in prior periods under the new revenue standard and 2) investment banking revenues that were previously recognized in prior periods, which would have been deferred as of November 30, 2017 under the new revenue standard.

The new revenue standard is applied prospectively in our consolidated financial statements from December 1, 2017 and reported financial information for historical comparable periods have not been revised. The new revenue guidance does not apply to revenue associated with financial instruments, including loans and securities, and as a result, did not have an impact on the elements of our Consolidated Statements of Earnings most closely associated with financial instruments, including Principal transaction revenues, Interest income and Interest expense.

There is no significant impact as a result of applying the new revenue standard to our results of operations for the first quarter of 2018, except as it relates to the presentation of certain investment banking expenses. Investment banking revenues have historically been recorded net of related out-of-pocket deal expenses directly related to investment banking engagements. Under the new revenue standard, all investment banking expenses are recognized within their respective expense category on the Consolidated Statement of Earnings and any expense reimbursements are recognized as Investment banking revenues (i.e., revenues are no longer presented net of the related out-of-pocket deal expenses). Expenses directly associated with underwriting activities are recorded to a new non-compensation expense line item: "Underwriting costs". The impact of this change in presentation on the first quarter of 2018 results was an increase in both Investment banking revenues and Total non-compensation expenses of $32.5 million. This change in presentation has no impact on Net earnings (loss).

The following table reflects certain revenues and expenses for our first quarter of 2018 adjusted for the impact of the change in presentation related to investment banking expenses and reimbursements as result of our adoption of the new revenue standard - a non-GAAP measure - and the actual amounts reported for these line items in the fourth quarter of 2017 and first quarter of 2017 (amounts in thousands):

	Quarter Ended
	Non-GAAP Revenues and Expenses
	February 28, 2018	November 30, 2017	February 28, 2017

Investment banking	$407,506	$528,699	$408,021
Net revenues	788,761	822,610	795,513
Technology and communications	68,974	73,817	65,507
Business development	24,864	27,661	22,632
Professional services	29,697	31,167	32,124
Other expenses	18,445	25,200	19,206
Total non-compensation expenses	210,390	224,861	211,142

The Non-GAAP revenues and expenses for the first quarter of 2018 are considered non-GAAP financial measures, which management believes provide meaningful information to enable investors to evaluate the Company’s results in comparison to the fourth and first quarters of 2017. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The following table is a reconciliation of the respective U.S. GAAP financial measures to the Non-GAAP financial measures of revenues and expenses adjusted for the impact of the change in presentation related to investment banking expenses as result of our adoption of the new revenues standard (amounts in thousands):

	Quarter Ended February 28, 2018
	GAAP	Adjustments	Non-GAAP Revenues and Expenses

Investment banking	$439,991	$32,485	$407,506
Net revenues	821,246	32,485	788,761
Underwriting costs	14,275	14,275	—
Technology and communications	69,077	103	68,974
Business development	42,107	17,243	24,864
Professional services	30,408	711	29,697
Other expenses	18,598	153	18,445
Total non-compensation expenses	242,875	32,485	210,390

The adjustments above represent expenses directly associated with underwriting and mergers and acquisitions, restructuring and other investment banking advisory assignments.

APPENDIX B

JEFFERIES GROUP LLC AND SUBSIDIARIES
REVENUES BY SOURCE PRESENTATION
(Unaudited)

In connection with the adoption of the new revenue standard in the first quarter of 2018, we have made changes to the presentation of our “Revenues by Source” to better align the manner in which we describe and present the results of our performance with the manner in which we manage our business activities and serve our clients. We believe that the reorganization of our revenue reporting will enable us to describe our business mix more clearly and provide greater transparency in the communication of our results.

The “Results of our Operations” has historically been presented on a product basis. Prior to the first quarter of 2018, we presented “Revenues by Source” as follows: Equities, Fixed Income, Investment Banking and Asset Management. As of the first quarter of 2018, we are reporting our "Revenues by Source" along the following business lines: Equities, Fixed Income, Investment Banking, Asset Management and Other. Additionally, the results of the Investment Banking business now include a new subcategory “Other”, which contains our share of net earnings from our corporate lending joint venture, Jefferies Finance LLC, as well as any gains and losses from any securities or loans received or acquired in connection with our investment banking efforts. Previously reported results beginning with fiscal 2016 are presented on a comparable basis in the following table.

The following is a description of the changes that have been made:

  Equities revenues now represent the activities of our core equities sales and trading, securities finance, prime brokerage and wealth management businesses. Revenues from other activities previously presented within our Equities business have been disaggregated as follows:
    Our share of net earnings from our Jefferies Finance LLC joint venture, as well as any revenues from securities and loans received or acquired in connection with our investment banking efforts, are now presented as part of our Investment Banking business.
    Our share of net earnings from our historic Jefferies LoanCore LLC joint venture¹ is presented as part of our Fixed Income business through its sale in October 2017.
    Revenues related to our principal investments in certain private equity funds and hedge funds managed by third parties or related parties, investments in strategic ventures (including KCG²), certain other securities owned, and investments held as part of obligations under employee benefit plans, including deferred compensation arrangements, are now presented as part of our Other business.
    Revenue related to our capital invested in asset management funds that are managed by us is now presented within our Asset Management business.
  Revenues from our legacy Futures business and revenues associated with structured notes issued by us are now presented as part of our Other business. Additionally, revenues derived from securities or loans received or acquired in connection with our investment banking efforts are now presented as part of our Investment Banking revenues.
  Revenues from principal investments in certain private equity and asset management funds managed by related parties, which were previously presented within our Asset Management revenues, are now presented as part of our Other business.
___________________________
¹ In October 2017, we sold our investment in Jefferies LoanCore.
² In July 2017, we sold our remaining investment in KCG.

Our revenues as presented are now comprised of the following:

Equities

Equities is comprised of revenues from:

  services provided to our clients from which we earn commissions or spread revenue by executing, settling and clearing transactions for clients;
  financing, securities lending and other prime brokerage services offered to clients; and
  wealth management services, which includes providing clients access to all of our institutional execution capabilities.

Fixed Income

Fixed Income is comprised of revenues from:

  executing transactions for clients and making markets in investment grade, high-yield, emerging markets, municipal and sovereign securities and bank loans;
  foreign exchange execution on behalf of clients; and
  interest rate derivatives and credit derivatives (used primarily for hedging activities).

Investment Banking

Investment Banking is comprised of revenues from:

  capital markets services, which include underwriting and placement services related to corporate debt, municipal bonds, mortgage-and asset-backed securities and equity and equity-linked securities and loan syndication;
  advisory services with respect to mergers and acquisitions and restructurings and recapitalizations;
  our share of net earnings from our corporate lending joint venture Jefferies Finance LLC; and
  securities and loans received or acquired in connection with our investment banking activities.

Other

Other is comprised of revenues from:

  principal investments in private equity and hedge funds managed by third parties or related parties;
  strategic investments other than Jefferies Finance LLC (such as KCG);
  investments held as part of employee benefit plans, including deferred compensation plans;
  structured note activities on behalf of the firm; and
  our legacy Futures business.

Asset Management

Asset Management is comprised of revenues from:

  management and performance fees from funds and accounts managed by us; and
  investment income from capital invested and managed by us.

The changes to the manner in which we describe and disclose the performance of our business activities has no effect on our historical consolidated results of operation. This reorganization does not impact our reportable segments and we will continue to report our activities in two business segments: Capital Markets and Asset Management.

JEFFERIES GROUP LLC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands)
(Unaudited)

	Full Year 2017	Full Year 2016	Q4 2017	Q3 2017	Q2 2017	Q1 2017
Revenues by Source
Equities	$674,424	$597,445	$181,055	$163,009	$174,363	$155,997
Fixed income	618,388	654,337	101,169	140,167	156,018	221,034
Total sales and trading	1,292,812	1,251,782	282,224	303,176	330,381	377,031

Equity	344,973	235,207	122,424	86,081	74,902	61,566
Debt	649,220	304,576	174,484	186,261	125,847	162,628
Capital markets	994,193	539,783	296,908	272,342	200,749	224,194
Advisory	770,092	654,190	231,791	203,360	151,114	183,827
Other investment banking	19,776	(108,487)	12,339	2	3,636	3,799
Total investment banking	1,784,061	1,085,486	541,038	475,704	355,499	411,820

Other	97,493	2,029	1,548	9,426	92,719	(6,200)

Total Capital Markets	3,174,366	2,339,297	824,810	788,306	778,599	782,651

Asset management fees	19,224	23,711	4,122	4,180	4,115	6,807
Investment return	4,519	51,606	(6,322)	8,206	(3,420)	6,055
Total Asset Management	23,743	75,317	(2,200)	12,386	695	12,862

Net revenues	$3,198,109	$2,414,614	$822,610	$800,692	$779,294	$795,513

CONTACT:
Jefferies Group LLC
Peregrine C. Broadbent, 212-284-2338
Chief Financial Officer